Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-274022, 333-274023, 333-274024, 333-274025, 333-274026, 333-274027) of Fortitude Life Insurance & Annuity Company of our reports dated March 14, 2024 and March 22, 2023 relating to the respective financial statements and financial statement schedule for both the Predecessor Company and Successor Company, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Nashville, Tennessee
March 14, 2024